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                   CHANCELLOR MEDIA TO ACQUIRE LIN TELEVISION

   -ACCRETIVE TRANSACTION MARKS CHANCELLOR'S ENTRY INTO TELEVISION INDUSTRY- -REFLECTS LONG-TERM STRATEGY TO BUILD MAJOR DIVERSIFIED WORLDWIDE MEDIA COMPANY-

IRVING, Tex., and PROVIDENCE, R.I., July 7, 1998 -- Chancellor Media Corporation (Nasdaq: AMFM) today announced that it has entered into a definitive agreement to purchase the stock of LIN Television Corporation from affiliates of Hicks, Muse, Tate & Furst Incorporated in a transaction which values LIN's operating assets at $1.495 billion plus a reimbursement for working capital and the value of LIN's financial assets. The purchase price for the operating assets represents approximately 12.7 times LIN's projected 1999 broadcast cash flow (defined as operating income excluding depreciation, amortization, and corporate, general and administrative expenses) and is expected to be approximately $0.06 per share accretive to Chancellor's 1999 after-tax cash flow.

Under the terms of the merger agreement, Chancellor will assume approximately $769 million of net debt and will issue .0300 shares of Chancellor Common Stock for each share of LIN's Common Stock for aggregate issuance of 17.7 million shares (comprised of 16.8 million newly issued shares and the assumption of LIN options representing the right to purchase .9 million shares). The exchange ratio is based on a $51 share price for Chancellor Common Stock which was the closing price on July 1, 1998, the date on which the price for the ratio was established. LIN's financial assets consist of minority ownership interests in NBC affiliate stations in Dallas and San Diego and, by the close of the transaction, are expected to also include an equity interest in a major league sports enterprise in Dallas, Texas. The aggregate financial assets of LIN are valued at $125 million.

                                     -more-


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CHANCELLOR MEDIA CORPORATION, 7/7/98                                   page 2

Formed in 1966, LIN Television Corporation, with twelve network affiliated stations, has grown to become the 22nd largest television broadcaster in the United States. Upon consummation of pending transactions, LIN will own and operate eight network-affiliated television stations, and has four Local Marketing Agreements (LMAs) creating overlaps in four of the company's eight markets. LIN has distinguished itself in the industry by achieving revenue growth rates and operating margins that are among the best in the industry and by pioneering the establishment of LMAs in markets already served by the Company. It has established relationships with all of the six major networks including ABC, NBC, CBS, FOX, WB and UPN.

LIN's President and Chief Executive Officer, Gary R. Chapman, has been named President of Chancellor Media's television operations and will join Chancellor's Board of Directors, increasing the size of the Board to twelve members.

After giving effect to the transaction Chancellor Media Corporation will have approximately 191.3 million fully diluted common shares outstanding with Hicks, Muse, Tate & Furst Incorporated's (Chancellor's largest shareholder) ownership increasing from approximately 9% to approximately 18% of Chancellor's fully diluted outstanding shares. The acquisition has been approved by the Board of Directors of both LIN and Chancellor following approval by a special committee comprised of dis-interested members of Chancellor's Board of Directors consisting of John H. Massey, Steven Dinetz, Perry Lewis, Thomas Hodson, Vernon Jordan and Otis Winters. Wasserstein Perella & Co. rendered an opinion to the special committee that the acquisition of LIN Television is fair to Chancellor and to Chancellor stockholders from a financial point of view. Morgan Stanley Dean Witter & Co. advised Chancellor Media with respect to this transaction. Greenhill & Company advised LIN Television stockholders. The transaction is also subject to a vote of Chancellor stockholders.

LIN's strong management is committed to playing an industry-leading role in digital technology while maintaining a consistent and well recognized emphasis on the local markets
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CHANCELLOR MEDIA CORPORATION, 7/7/98                                    page 3

that it serves. LIN has consistently focused on the quality of its local news operations and currently broadcasts 122 hours of local news programming each week. LIN has also launched a service known as The Local Weather Station(R) in markets served by the LIN station group. The Local Weather Station is a programming service that provides Doppler radar, local travel forecasts, and weather trends over local area cable television systems. Also, by entering into LMAs with independent stations in LIN markets, the Company has been able to enhance its programming assets and its commitment to public service, contributing to the diversity of the communities it serves. The LMAs and The Local Weather Station are two examples of new revenue sources created by LIN with modest additional expense.

Commenting on the transaction, Jeffrey A. Marcus, President and Chief Executive Officer of Chancellor Media said, "The acquisition of LIN Television marks our entry into television broadcasting, a business complementary to our broad radio platform and represents further progress in our strategy to create an integrated multi-media company. It is consistent with our long-term goal of enhancing shareholder value by growing the company through accretive acquisitions so we can become one of the largest, most profitable, diversified media companies in the world. With twelve network affiliated stations, including four extremely valuable LMAs, LIN provides Chancellor with critical mass in the television business and creates a strong foundation for further growth in television. We are attracted to the television industry both as a stand-alone business and as a platform that provides excellent opportunities for cross-promotion and cross-selling with our radio and outdoor assets.

"Led by President/CEO Gary Chapman since 1989, LIN Television has assembled one of the best management teams in the industry distinguishing itself by generating outstanding and consistent financial performance. LIN has achieved over ten consecutive years of double digit gains in broadcast cash flow and possesses operating margins which are among the highest in the industry. With strong operating management, the Company recorded BCF gains in 1997 of 11.6% and improved its operating margin to 50% from 48% in the previous year. In the first quarter of 1998 LIN extended this track record, generating pro forma revenue increases of 14%, and impressive BCF growth of 34%.


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CHANCELLOR MEDIA CORPORATION, 7/7/98                                     page 4

"Through its commitment to technology, LIN is well positioned for further growth and the introduction of high-definition television as it has already rebuilt all of its towers and facilities to accommodate the antennae and transmitters necessary to provide digital television broadcasts. In fact, earlier this year, LIN broadcast the first non-experimental, digital high definition professional sports telecast. We are confident that Gary and his team will translate the opportunity of digital television into continued attractive financial returns for LIN and Chancellor.

"Importantly, the LIN management has already demonstrated its ability to create value by operating multiple properties within individual markets as evidenced by the revenue, promotional and expense synergies it has developed in its four LMA markets. Our next goal is to expand upon these results through additional transactions which will create overlaps with our existing radio station assets as well as our recently announced acquisition of outdoor advertising company Martin Media. This may be accomplished through strategic television and/or radio station acquisitions, or by swapping radio or television stations to create overlaps in markets where we already have a presence."

LIN's President and Chief Executive Officer, Gary R. Chapman, stated, "We are delighted to join the Chancellor Media organization as we believe our combined broadcasting experience and expertise will support Chancellor's participation in the television industry and its goal to emerge as a leading worldwide media company. Chancellor's growing portfolio of radio, outdoor, and television assets, supported by unique media-rep capabilities, creates an expanding base of opportunities for each operating area as well as each market."

Completion of the transaction is subject to regulatory approval, including Federal Communications Commission approval of the transfer of LIN Television's broadcast licenses, expiration of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions. The transaction is expected to be consummated in the fourth quarter of 1998.

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CHANCELLOR MEDIA CORPORATION, 7/7/98                                     page 5

Upon consummation of pending transactions, LIN's twelve stations include eight owned network affiliates and four LMAs as follows:


MARKET                        STATION          DMA          CHANNEL        NETWORK           LMA

Indianapolis                   WISH          # 25             8             CBS
New Haven-Hartford             WTNH          # 27             8             ABC        WBNE/59/WB
Grand Rapids*                  WOOD          # 37             8             NBC        WOTV/41/ABC
Norfolk-Portsmouth             WAVY          # 39            10             NBC        WVBT/43/WB-FOX
Buffalo                        WIVB          # 40             4             CBS
Austin                         KXAN          # 60            36             NBC        KNVA/54/WB/UPN
Decatur                        WAND          # 81            17             ABC
Fort Wayne                     WANE          # 102           15             CBS


* pending FCC approval

Chancellor Media, the second-largest radio broadcasting company in the United States, owns and operates 108 radio stations in 22 of the nation's largest markets with stations in each of the nation's top ten markets and a combined weekly listener base of over 46 million people. Earlier this year, Chancellor launched AMFM Radio Networks, a national, wholly-owned radio syndication subsidiary, which reaches over 60 million listeners weekly and last month, Chancellor announced the acquisition of Martin Media, an outdoor advertising company with over 13,000 display faces in 29 markets and 12 states in the United States.

This news announcement contains certain forward-looking statements under federal securities laws which are based upon current expectations and involve certain risks and uncertainties. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, readers should note that these statements may be impacted by several factors, and, accordingly, the Company's actual performance and results may vary from those stated herein.

                                      # # #

CONTACT:
Matthew E. Devine                         Deborah Jacobson
Chief Financial Officer                   Vice President, Corporate Development
Chancellor Media Corporation              /Treasurer
972/869-9020                              LIN Television Corporation
                                          401/454-2880

Joseph N. Jaffoni                         Mark Semer
David C. Collins                          Roy Winnick
Jaffoni & Collins Incorporated            Kekst and Company
212/835-8500; amfm@jcir.com               212/521-4800